Exhibit 99.1

Pacific Software, Inc. Receives Letter of Intent from Brazil’s Government of Rondonia

Pacific Software, Inc. launches initiative to enter Brazil’s $185 billion export market through its association with the Government of Rondonia and some of its commodities exporters

DANA POINT, CA – July 16, 2018 – Pacific Software, Inc. (OTC: PFSF:PK), (“Pacific Software” or the “Company”), a publicly traded emerging technology corporation positioned for investments, mergers and acquisitions of software technologies and platforms, today announced that it received a letter of intent from Brazil’s Government of Rondonia dated May 25, 2018 to assist, coordinate, organize and promote trade between Brazil’s commodities exporters and China’s importers. The company’s effort will be facilitated by the design and launch of its B2B/B2C trade portal and its Agri-Blockchain technology solutions for the export supply chains and logistics sectors. According to the World Bank, Brazil’s exports exceeded $185 billion in 2016, agriculture and meats made up approximately $70 billion of total exports.

Pacific Software Inc. aims to become the dominant player in supply chain and logistics solutions in Brazil through its proprietary state-of-the-art blockchain technology trade portal now under design with KB Quest and its collaboration with IBM’s Hyperledger Blockchain Infrastructure Backend as a Solution (BaaS). The Company may lead a trade delegation with a possible visit to China in the near future to further discuss trade relations between Brazilian exporters and Chinese importers with the emphasis on agricultural products such as beef, pork and soya beans in collaboration with the Government of Rondonia in Brazil.

The launch of its B2B and B2C E-commerce platform which may be built on IBM’s blockchain software could feature multi-level, multi-channel trade portal capabilities available in Cantonese, English, Portuguese and Mandarin. The platform is designed to empower users to track the provenance of products from producers to exporters to buyers, assuring audit-trails and a transparent chain of custody. The portal could issue and validate certifications for all participants in addition to conducting audits of certificates, aiding exporters, importers, distributors and food exchanges for consumers. In addition, the Company may utilize the IBM Hyperledger Blockchain platform for automated billing and invoicing, digitalizing processes and documents while reducing the vulnerabilities and inaccuracies of the current paper-based system.

“We are excited to collaborate with the Government of Rondonia to promote Brazilian exports to China and enter strategic alliances with some of Brazil’s agriculture and meat exporters to help implement our disruptive blockchain technology-based B2B platform for the supply chain and logistics sectors,” said Pacific Software, Inc.’s President Peter Pizzino. “The recent trip to Brazil has strengthened relations for building regional market share to become the major blockchain company there.”

About Pacific Software Inc.

Pacific Software, Inc. (OTC: PFSF) is an emerging development technology corporation positioned for investments, mergers and acquisitions of software technologies and platforms. The Company is a designer, developer and commercial distributor of blockchain-based systems. The Company intends to be uniquely positioned to deliver B2B and B2C blockchain solutions by utilizing IBM’s Hyperledger Blockchain “Backend as a Service” (BaaS) Infrastructure for three key industries: Agriculture, to target farm-to-table beef exports; Cannabis, to improve Seed-to-Sale supply chain management and traceability; and Opioids/Controlled Substance Management, to create a verifiable and trusted ledger between pharmaceutical manufacturers and consumers.

Forward-Looking Statements

Securities Exchange Act of 1934, as amended. Any statements contained in this press release that are not statements of historical fact may be deemed forward-looking statements. Words such as "continue," "will," "may," "could," "should," "expect," "expected," "plans," "intend," "anticipate," "believe," "estimate," "predict," "potential," and similar expressions are intended to identify such forward-looking statements. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, many of which are generally outside the control of Pacific Software. and are difficult to predict. Examples of such risks and uncertainties include but are not limited to whether the hyperledger blockchain technology solutions will be well received or utilized . Additional examples of such risks and uncertainties include, but are not limited to (i) Pacific Software's ability (or inability) to obtain additional financing in sufficient amounts or on acceptable terms when needed; (ii) Pacific Software’s ability to maintain existing, and secure additional, contracts with users of its solutions; (iii) Pacific Software’s ability to successfully expand in existing markets and enter new markets; (iv) Pacific Software’s ability to successfully manage and integrate any acquisitions of businesses, solutions or technologies; (v) unanticipated operating costs, transaction costs and actual or contingent liabilities; (vi) the ability to attract and retain qualified employees and key personnel; (vii) adverse effects of increased competition on Pacific Software’s business; (viii) changes in government licensing and regulation that may adversely affect Pacific Software’s business; (ix) the risk that changes in consumer behavior could adversely affect Pacific Software’s business; (x) Pacific Software’s ability to protect its intellectual property; (xi) local, industry and general business and economic conditions. Additional factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements can be found in the most recent quarterly report on filed by Pacific Software with the Securities and Exchange Commission. Pacific Software anticipates that subsequent events and developments may cause its plans, intentions and expectations to change. Pacific Software assumes no obligation, and it specifically disclaims any intention or obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as expressly required by law.

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Pacific Software, Inc.

info@pacificsoftwareinc.com

+1 (305) 467-1872

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